COLLEGE RETIREMENT EQUITIES FUND
                   730 THIRD AVENUE, NEW YORK, N.Y. 10017-3206
                             TELEPHONE: 800-842-2733

                 KEOGH GROUP RETIREMENT UNIT-ANNUITY CERTIFICATE

PARTICIPANT:               [ John D. Professor ]
CERTIFICATE NUMBER:        [ Mxxxxxx-x ]
DATE OF ISSUE:             [ 07 01 1998 ]

This is to certify that you, as the owner (participant), of this certificate are entitled to participate in the benefits of College Retirement Equities Fund
(CREF) under the provisions of a Keogh Group Retirement Unit-Annuity Contract issued to [The Chase Manhattan Bank, N. A.], (the contractholder) under a trust agreement. PLEASE READ YOUR CERTIFICATE. IT IS IMPORTANT.

                               GENERAL DESCRIPTION

All premiums for this certificate must be remitted under the terms of your Keogh plan. You can allocate your CREF premiums to one or more of the CREF accounts described in your certificate. Each premium allocated to a CREF account purchases a number of accumulation units representing your share in the CREF account. ACCUMULATIONS IN CREF ACCOUNTS ARE NOT GUARANTEED AND MAY INCREASE OR DECREASE DEPENDING PRIMARILY ON INVESTMENT RESULTS.

You may convert your accumulation units to an income of annuity units in one or more of the CREF accounts. When you are ready to start receiving your income, you choose an option from among those described in your certificate. If you die before you start receiving your income, your accumulation will provide a death benefit for your beneficiary.

You may, subject to the terms of your Keogh plan, withdraw all or part of your accumulation before starting to receive income. You may transfer all or part of your accumulation among the CREF accounts or to your companion TIAA certificate.

30 DAY RIGHT TO EXAMINE YOUR CERTIFICATE. You have 30 days from the day you receive this certificate to examine it and to cancel it if you decide not to keep it. To cancel this certificate, return it to us at the address shown above. CREF will refund the accumulated value of all premiums including any premium taxes deducted. The certificate will be void as of the date of issue and no benefits will be provided. If this certificate was issued as a result of a transfer from another contract or certificate issued by TIAA or CREF, the refund will be reinstated in such contract or certificate as of the date of cancellation.

THIS CERTIFICATE DOES NOT GUARANTEE ANY FIXED-DOLLAR BENEFITS. IT CANNOT BE ASSIGNED AND IT DOES NOT PROVIDE FOR LOANS.

If you have any questions about your certificate or need help to resolve a problem, you can contact us at the address or phone number above.


                                                       /s/ John H. Biggs

                                                       Chairman, President and
                                                       Chief Executive Officer




                             GROUP FLEXIBLE PREMIUM
                            DEFERRED VARIABLE ANNUITY

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CREF Keogh                                                            Ed. 7-1999
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                               INDEX OF PROVISIONS

                                                                         SECTION
Accounts
   - Definition ...........................................................    1
   - Deletion of ..........................................................   57
Accumulation - Definition .................................................    3
Accumulation Units ........................................................    2
Annuity Benefit
   - Annuity Unit .........................................................    5
   - Unit-Annuity .........................................................   23
Annuity Starting Date
   - Definition ...........................................................    4
   - Required Beginning ...................................................   19
Assignment - Void and of no effect ........................................   53
Benefits
   - Based on Incorrect Data ..............................................   62
   - Requests for .........................................................   65
Business Day ..............................................................    7
Claims of Creditors
   - Protection Against ...................................................   54
Commuted Value - Definition ...............................................    8
Companion TIAA certificate ................................................   26
Contract
  -Consists of ............................................................   25
Correspondence with us ....................................................   65
Death Benefit
   - Beneficiary ..........................................................    6
   - Definition ...........................................................    9
   - Internal transfers and switches available to a beneficiary ...........   41
   - Methods of Payment ...................................................   38
   - Naming Your Beneficiary ..............................................   37
   - Number of Annuity Units ..............................................   39
   - Payment of ...........................................................   36
   - Payments after Death of Beneficiary ..................................   40
Elections and Changes
   - Procedure ............................................................   58
ERISA .....................................................................   10
Funding Vehicle ...........................................................   11
Income Benefit
   - Definition ...........................................................   12
   - Internal transfers and switches under a unit-
      annuity .............................................................   35
   - Number of Annuity Units ..............................................   34
   - Options ..............................................................   32
   - Post-mortem payments during a guaranteed or
     fixed period .........................................................   33
   - Starting Payments ....................................................   31
Income Change Method ......................................................   13
Internal Transfers
   - Crediting ............................................................   44
   - Definition ...........................................................   14
   - Payment of ...........................................................   42
   - Systematic transfers .................................................   43
   - To a TIAA Payout Annuity .............................................   45
IRC .......................................................................   15
Keogh Retirement Plan .....................................................   16
Lapse or Forfeiture
   - Protection Against ...................................................   30
Laws and Regulations
   - Compliance with ......................................................   64
Lump-sum Benefit
   - Availability of ......................................................   46
   - Definition ...........................................................   17
   - Effective Date .......................................................   47
   - Payment of ...........................................................   48
   - Systematic withdrawals ...............................................   49
Non-Forfeiture of Benefits ................................................   55
Payee .....................................................................   18
Payment to an Estate, Trustee, etc. .......................................   60
Premiums
   - Allocation of ........................................................   28
   - Payment of ...........................................................   27
   - Taxes ................................................................   29
Proof of Survival .........................................................   63
Report of Accumulation ....................................................   52
Rules of the Fund - Definition ............................................   20
Second Participant ........................................................   21
Service of Process upon CREF ..............................................   61
Spouse's Rights
   - Definition ...........................................................   22
   - Right to Benefits ....................................................   50
   - Waiver of Rights .....................................................   51
Tax-Free Rollover
   - Right to .............................................................   59
Valuation Day .............................................................   24
Vesting ...................................................................   56

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                            PART A: PARTICIPANT DATA


                    Certificate Number:    [Mxxxxxx-x]
     Companion TIAA Certificate Number:    [Txxxxxx-x]
                            Issue Date:    [07 01 1999]
                 Annuity Starting Date:    [04 01 2028]
                           Participant:    [John D. Professor]
                Social Security Number:    [xxx-xx-xxxx]
                         Date of Birth:    [03 17 1963]


The validity and effect of the contract under which this certificate is issued are governed by the laws of the state of [New York].


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                     PART B: TERMS USED IN THIS CERTIFICATE


1. ACCOUNTS. CREF maintains the following eight investment accounts, each with its own distinct investment portfolio:

          The CREF STOCK ACCOUNT maintains a broadly diversified portfolio consisting primarily of common stocks.

          The CREF GLOBAL EQUITIES ACCOUNT maintains a broadly diversified portfolio consisting primarily of foreign and domestic common stocks.

          The CREF EQUITY INDEX ACCOUNT maintains a portfolio consisting primarily of domestic stocks selected to track the overall U.S. stock market.

          The CREF GROWTH ACCOUNT maintains a portfolio consisting primarily of common stocks that we believe present the opportunity for exceptional growth.

          The CREF SOCIAL CHOICE ACCOUNT maintains a portfolio consisting primarily of common stocks, investment grade fixed income securities and short-term debt securities.

          The CREF MONEY MARKET ACCOUNT maintains a portfolio consisting primarily of short-term debt securities and money market instruments.

          The  CREF  BOND  MARKET  ACCOUNT  maintains  a  portfolio   consisting
          primarily of investment grade fixed income securities.

          The CREF INFLATION-LINKED BOND ACCOUNT maintains a portfolio consisting primarily of inflation-indexed bonds issued by the U.S. Government and its agencies, foreign governments and corporate entities.

     In the future, CREF may establish other accounts with other investment portfolios, and may delete accounts as described in section 57.

2. ACCUMULATION UNITS. Each CREF account maintains a separate accumulation unit value. The current value of each account's accumulation unit is based on the market value of that account's investments, and will be determined in accordance with the Rules of the Fund. The number of your accumulation units in any account under your certificate will be increased and decreased in accordance with the Rules of the Fund. The number will be increased if:

          A)   you allocate premiums to that account under your certificate;  or

          B) you transfer to that account under your certificate from another CREF account or from your companion TIAA certificate;

     and the number will be decreased if:

          C)   any premium taxes are deducted for that account;



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          D)   you apply  accumulation  units from that  account to begin income benefits;

          E)   you elect a lump-sum benefit paid from that account; or

          F)   you elect an internal transfer from that account.

3. Your ACCUMULATION is equal to the sum of the value of all of your accumulation units in all of the accounts under your certificate. Your accumulation will provide the benefits described in your certificate.

4. Your ANNUITY STARTING DATE is the date you exchange accumulation units for annuity units in order to provide unit-annuity payments, or the date you apply your accumulation units to a minimum distribution annuity. Your scheduled annuity starting date is shown on page 3. You may change your annuity starting date, as explained in section 31. You must begin to receive benefits no later than your required beginning date, as described in section 19.

5. An ANNUITY UNIT is the unit of payment for all unit-annuity benefits. The value of an annuity unit changes from time to time to reflect the investment, mortality and expense experience of the account. There is a separate and distinct annuity unit value for each income change method within each CREF account. The value of each annuity unit is determined, using actuarial methods, in accordance with the Rules of the Fund.

6. BENEFICIARIES are persons you name, in a form satisfactory to CREF as explained in section 37, to receive the death benefit if you die before your annuity starting date.

7. A BUSINESS DAY is any day that the New York Stock Exchange is open for trading. A business day ends at 4:00 p.m. Eastern time, or when trading closes on the New York Stock Exchange, if earlier.

8. The COMMUTED (discounted) VALUE is a one-sum amount paid in lieu of a series of payments that are not contingent upon the survival of an annuitant. The commuted value of a series of payments of annuity units is computed in accordance with the Rules of the Fund, in which it is referred to as the present value.

9. The DEATH BENEFIT is the current value of your accumulation. It will be paid to your beneficiary under one of the methods of payment set forth in part E if you die before your annuity starting date.

10.  ERISA is the Employee Retirement Income Security Act of 1974, as amended.

11. A FUNDING VEHICLE is an annuity or an investment fund established to provide retirement benefits from funds remitted under a Keogh retirement plan.

12. The INCOME BENEFIT is the variable income payable to you under one of the income options set forth in part D. The first payment will be payable on your annuity starting date.

13. INCOME CHANGE METHOD. Unit-annuity payments are determined under one of two income change methods. Under the annual income change method, the amount of each unit-annuity payment is revalued once each year. Under the monthly income change method, the amount


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     of each unit-annuity payment is revalued every month. The revaluation dates are defined in the Rules of the Fund.

14. An INTERNAL TRANSFER is the movement of accumulations between CREF accounts, or between this certificate and your companion TIAA certificate. The provisions concerning internal transfers are set forth in part F.

15. The IRC is the Internal Revenue Code of 1986, as amended. All references to any section shall be deemed to refer not only to such section but also to any amendment thereof and any successor statutory provisions.

16. YOUR KEOGH PLAN is a Keogh retirement plan qualifying under IRC section 401(a) or 403(a), in which you are participating as a self-employed person or an employee of a self-employed person.

17. A LUMP-SUM BENEFIT is a withdrawal in a single sum of all or part of your accumulation. A withdrawal may be paid to you, to a CREF IRA certificate, or to another funding vehicle whether or not it is offered by CREF or TIAA. The provisions concerning lump-sum benefits are set forth in part G.

18. The PAYEE is a person named to receive any periodic payments or amounts due under an income option or method of payment of the death benefit:

          A) after your death, if the income option that had been chosen was a one-life unit- annuity with a guaranteed period, a fixed-period unit-annuity, or the minimum distribution annuity;

          B) after the death of both you and your second participant, if the income option that had been chosen was a two-life unit-annuity with a guaranteed period; or

          C) after the death of a beneficiary, if the death benefit payment method that had been chosen was a one-life unit-annuity with a guaranteed period, a fixed-period unit-annuity, or the minimum distribution annuity.

19. Your REQUIRED BEGINNING DATE is the latest date on which you can begin to receive your accumulation in accordance with the minimum distribution rules of the IRC, without being subject to a federal excise tax. Generally, it is the April 1 following the calendar year in which you attain 70 1/2 or, if later, the April 1 following the calendar year in which you retire.

20. The RULES OF THE FUND govern all matters affecting the interest of anyone participating in CREF to the extent such matters are not specifically provided in this certificate. The Board of Trustees of CREF may amend the Rules of the Fund from time to time. Amendments to such Rules are effective only when approved by the Superintendent of Insurance of the State of New York as not being unfair, unjust, inequitable or prejudicial to the interest of anyone participating in CREF. A copy of the Rules of the Fund was furnished to you when this certificate was issued; you will be notified of all amendments to the Rules.

21. The SECOND PARTICIPANT is the person you name, if you choose to receive your income under a two-life unit-annuity, to receive an income for life if he or she survives you. You may


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CG1350                                                                    Page 7
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--------------------------------------------------------------------------------


     name your spouse, or any other person eligible under CREF's practices then in effect, to be a second participant, subject to the rights of your spouse, if any, as described in part H.

22. SPOUSE'S RIGHTS. If you are married, then your spouse is entitled to benefits, as described in part H.

23. A UNIT-ANNUITY is a series of periodic payments based on a specified number of annuity units payable at a stated payment frequency. Each unit-annuity payment is equal to the then- current value of one annuity unit multiplied by the number of annuity units payable. The value of each annuity unit will change either once each year or once each month according to the income change method you select. A CREF unit-annuity may be comprised of annuity units payable under one or both income change methods from one or more CREF accounts. The number of annuity units to be paid and their then-current value will be determined in accordance with the Rules of the Fund using actuarial methods. A unit-annuity benefit may be elected as described in parts D and E.

24. A VALUATION DAY is a day on which the dollar values of the accumulation units in the CREF accounts are established. The procedure for determining valuation days is contained in the Rules of the Fund.


                          PART C: CONTRACT AND PREMIUMS

25. The CONTRACT (including this certificate) constitutes the entire contract between CREF and the contractholder, and the provisions therein alone will govern with respect to the rights and obligations of CREF, the contractholder, and you. The sole responsibility of the contractholder is to serve as a party to the contract. Any employer or trustee of a plan paying premiums under the contract shall be deemed to accept its terms and those of the trust agreement under which it has been issued. The payment of premiums is the consideration for the contract. We have issued this certificate in return for premiums paid on your behalf.

          The contract may be amended by agreement of CREF and the contractholder without the consent of any other person, provided that such change does not reduce any benefit purchased under the contract up to that time. Any endorsement or amendment of this certificate, waiver of any of its provisions, or change in rate schedule will be valid only if in writing and signed by an executive officer or registrar of CREF. All benefits are payable at CREF's home office in New York, NY.

26. COMPANION TIAA CERTIFICATE. TIAA issued a companion TIAA Keogh Group Retirement Annuity certificate to you when you received this certificate. The certificate number is shown on page 3. The Teachers Insurance and Annuity Association (TIAA) is a companion organization to CREF.

27. PREMIUMS for this certificate must be remitted under the terms of your Keogh plan. Premiums may be stopped at any time without notice to CREF and then resumed without payment of any past due premium or penalty of any kind.


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          CREF reserves the right to stop accepting  premiums under the contract at any time. CREF will not accept premiums after your annuity starting date or prior death. Premiums will be credited to your certificate as of the end of the business day in which they are received by CREF at the location that CREF will designate by prior written notice to you.

          Elective deferral contributions made to your TIAA or CREF contracts or certificates may not exceed the annual limits on elective deferrals described in section 402(g) of the IRC. CREF will refund the accumulated value of all excess premiums made to this certificate, as required by law.

28. ALLOCATION OF PREMIUMS. You allocate premiums among the CREF accounts. You may change your allocation for future premiums at any time. We will allocate your premiums according to the most recent valid instructions received from you in a form acceptable to CREF. If no valid allocation instructions have been received, all premiums will be allocated to the CREF Money Market Account. Your Keogh plan may limit your right to allocate premiums remitted under that plan to any account other than the CREF Stock Account and the CREF Money Market Account.

29. PREMIUM TAXES. If state or local government premium taxes are incurred, they will be deducted from your certificate accumulation.

30. UNCONDITIONAL PROTECTION AGAINST LAPSE OR FORFEITURE. Your rights under the certificate will not lapse after the first premium has been paid. No additional premiums are required.


                           PART D: YOUR INCOME BENEFIT

31. STARTING YOUR INCOME BENEFIT. Payment of your income benefit will begin as of the annuity starting date you have chosen, if you are then living and:

          A)   you have  chosen one of the income  options  set forth in section
               32;

          B) if you choose a one-life unit-annuity, we have received due proof of your age;

          C) if you choose a two-life unit-annuity, we have received due proof of your age and the age of your second participant;

          D) if you choose the minimum distribution annuity, we have received due proof of your age and the age of the calculation beneficiary you name, if any; and

          E) we have received any required waiver of spouse's rights or proof that you are not married.

          If the requirements of this section have not been completed by the annuity starting date you have chosen, your annuity starting date will be deferred to a date after these requirements have been completed or, if earlier, to your required beginning date. You may not begin a one-life unit-annuity after you attain age 90, nor may you begin a two-life unit-annuity after you or your second participant attain age 90. If your accumulation is less than $5,000 on your annuity starting date, CREF may choose instead to pay your accumulation to you in a single sum.


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          At any time before you start to receive your income  benefit,  you may change your annuity starting date to a date after the change, by written notice to CREF as explained in section 58. The new date you choose may not be later than your required beginning date.

32. INCOME OPTIONS are the ways in which you may have your income benefit paid to you. You may choose the option you want any time before the annuity starting date. You may change your choice any time before payments begin, but once they have begun no change can be made. Any choice of option or change of such choice must be made by written notice to CREF as explained in section 58. Your accumulation will be the consideration for a CREF individual pay-out unit-annuity certificate providing for the income option you choose.

          Your right to elect an option or change such election may be limited in accordance with section 64. Your choice of an income option is subject to the rights of your spouse, if any, to benefits as explained in part H.

          The following are the income options from which you may choose. All of them provide an income for you, some provide that payments will continue for the lifetime of a second participant and some provide that payments will continue in any event during a guaranteed or fixed period as explained in section 33. The periodic amount paid to you or a surviving second participant depends on which of these options you choose.

          ONE-LIFE UNIT-ANNUITY. A payment will be made to you each month for as long as you live. You may include a guaranteed period of 10, 15 or 20 years. If you do not include a guaranteed period, all payments will cease at your death. If you include a guaranteed period and you die before the end of that period, monthly payments will continue until the end of that period and then cease.

          TWO-LIFE UNIT-ANNUITY. A payment will be made to you each month for as long as you live. After your death, a payment will be made each month to the second participant you have named, for as long as he or she survives you. You cannot change your choice of second participant after your payments begin. You may include a guaranteed period of 10, 15 or 20 years. If you do not include a guaranteed period, all payments will cease at the death of the last survivor of you and your second participant. You may choose from among the following forms of two-life unit-annuity.

               FULL BENEFIT TO SURVIVOR. At the death of either you or your second participant, the full amount of the monthly payments that would have been paid if you both had lived will continue to the survivor. If you include a guaranteed period and you and your second participant both die before the end of the period chosen, the full amount of the monthly payments that would have been paid if you both had lived will continue until the end of that period and then cease.

               TWO-THIRDS BENEFIT TO SURVIVOR. At the death of either you or your second participant, two-thirds of the monthly payments that would have been paid if you both had lived will continue to the survivor. If you include a guaranteed period and you and your second participant both die before the end of the period chosen, two-thirds of the monthly payments that would have been paid if you both had lived will continue until the end of that period and then cease.


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               HALF BENEFIT TO SECOND PARTICIPANT.  The full monthly income will continue as long as you live. After your death, if your second participant survives you, one- half of the monthly payments that would have been paid if you had lived will continue to your second participant. If you include a guaranteed period and you and your second participant both die before the end of the period chosen, one- half of the monthly payments that would have been paid if you had lived will continue until the end of that period and then cease.

          FIXED-PERIOD UNIT-ANNUITY. A payment will be made to you each month for a fixed period you choose that is not less than 5 nor more than 30 years. At the end of the period chosen, no further payments will be made. If you die before the end of the period chosen, the monthly payments will continue to the end of that period and then cease.

          MINIMUM DISTRIBUTION ANNUITY. This income option enables you to limit your distributions to the minimum distribution requirements of federal tax law. Payments will be made to you from your accumulation until your accumulation is entirely paid out, or until your prior death.
          This option may not provide income that lasts for your entire lifetime.

               If you die before your entire accumulation has been paid out, a death benefit equal to your remaining accumulation will be paid to the person or persons you name when electing this option.

               This income option is only available on or after your required beginning date. The value of the accumulation placed under this option must be at least $10,000.

          AUTOMATIC ELECTION PROVISION. If on your required beginning date, you have not met the requirements for starting your income benefit described in section 31, you will be deemed to have chosen a one-life annuity if you are then single, or the "half benefit to second participant" form of the two-life annuity if you are then married. If allowed under federal tax law, a 10-year guaranteed period will be included.

33. POST-MORTEM PAYMENTS DURING A GUARANTEED OR FIXED PERIOD. Any periodic payments or other amounts remaining due after your death and the death of your second participant, if any, during a guaranteed or fixed period will be paid to the payee named to receive them. You name the payee at the time you choose the income option, as described in section 58. You may later change the named payee. If you choose a two-life annuity, your surviving second participant may change the named persons after your death, unless you direct otherwise.

          A payee may choose to receive, in one sum, the commuted value of any remaining periodic payments that do not involve life contingencies, unless you direct otherwise. If no payee was named to receive these payments, or if no one so named is then living, we will pay the death benefit or the commuted value of the remaining periodic payments in one sum to your estate, or to the estate of the last survivor of you and your second participant if you chose a two-life annuity.

          If a payee receiving payments under a guaranteed or fixed period or death benefit option dies while payments remain due, the commuted value of any remaining payments or the remaining death benefit due to that person will be paid to any other surviving payee that you (or your second participant) had named to receive them. If no payee so named is then


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living, the commuted value or remaining death benefit will be paid to the estate of the last payee who was receiving these benefit payments.

34. The NUMBER OF ANNUITY UNITS payable under each income change method in each account will be determined as of your annuity starting date, in accordance with the Rules of the Fund, on the basis of:

          A) the value of your accumulation units in that account under your certificate;

          B)   the income option you choose;

          C)   if you choose a one-life unit-annuity, your age;

          D) if you choose a two-life unit-annuity, your age and your second participant's age; and

          E) the value of that account's annuity unit for the income change method selected.

          If your initial income benefit would be less than $100 a month, CREF will have the right to change to quarterly, semi-annual or annual payments, whichever will result in an initial payment of $100 or more and the shortest interval between payments.

          The number of annuity units payable from an account will change to reflect any internal transfers or switches you elect, as described in the Rules of the Fund.

35. INTERNAL TRANSFERS AND SWITCHES UNDER A UNIT-ANNUITY. After your annuity starting date, at least once in each calendar year you will have the opportunity to:

          A) transfer annuity units payable from one CREF account into annuity units payable from another CREF account;

          B) transfer annuity units payable from one CREF account to receive future income under a comparable TIAA annuity;

          C) switch annuity units payable under one income change method to the other income change method in the same CREF account.

          Contracts and certificates are comparable if they are being paid under the same income option, and have the same participant (annuitant), second participant (second annuitant) if any, and remaining guaranteed period.

          The right to transfer or switch is subject to the availability of the unit-annuity or the income change method under the accounts, as described in section 57. Any internal transfer to TIAA is subject to the terms of the comparable TIAA contract.


                              PART E: DEATH BENEFIT

36. PAYMENT OF THE DEATH BENEFIT. If you die before your annuity starting date, the death benefit will be payable to your beneficiary. We must receive the following in a form acceptable to CREF before any death benefit will be paid:

          A)   due proof of your death;

          B)   the choice of a method of payment as provided in section 38; and


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          C)   due  proof of the  beneficiary's  age if the  method  of  payment chosen is the one- life unit-annuity or the minimum distribution annuity.

          Payment under the single-sum payment method will be made as of the date we receive these items; payment under any other method of payment will start as of the first day of the month after we have received these items.

37. NAMING YOUR BENEFICIARY. Beneficiaries are persons you name to receive the death benefit if you die before your annuity starting date. At any time before your annuity starting date, you may name, change, add or delete your beneficiaries, by written notice to CREF as explained in section 58. Your right to name a beneficiary for the death benefit is subject to the rights of your spouse, if any, as described in part H.

          You can name two "classes" of beneficiaries, primary and contingent. At your death, your "beneficiaries" are the surviving primary beneficiary or beneficiaries you named. If no primary beneficiary survives you, your "beneficiaries" are the surviving contingent beneficiary or beneficiaries you named.

          If a class contains more than one person, the death benefit will be paid in equal shares to the then living persons in the class, unless you've explicitly provided otherwise. For example, if you name your spouse as primary beneficiary and your "children" as contingent beneficiaries, your spouse would receive the death benefit if he or she survived you. But if your spouse did not survive you, then your surviving children would receive the death benefit in equal shares. The share of any named beneficiary in a class who does not survive will be allocated in equal shares to the beneficiaries in such class who do survive, even if you've provided for these beneficiaries to receive unequal shares.

          The death benefit will be paid to your estate in one sum if you name your estate as beneficiary, or if none of the beneficiaries you have named is alive at the time of your death. If at your death you never named a beneficiary, CREF will pay the death benefit as follows:

          A) if you leave no surviving spouse, the death benefit will be paid to your estate in one sum;

          B) if you leave a surviving spouse one-half of the death benefit will be paid to your spouse under one of the methods of payment. The remainder of the death benefit will be paid to your estate in one sum.

          If at your death your beneficiary designation conflicts with any rights of your spouse under law that were not previously waived, CREF will pay the death benefit in accordance with your spouse's rights, as described in section 50.

38. METHODS OF PAYMENT are the ways in which your beneficiary may receive the death benefit. You may choose the method of payment and change your choice at any time before payments begin. After your death, your beneficiary may change the method chosen by you, if you so provide. If you do not choose a method of payment, your beneficiary will make the choice when he or she becomes entitled to payments. If the amount of the death benefit due to any one beneficiary is less than $5,000, CREF may change the method of payment for the portion of the death benefit payable to that beneficiary to the single-sum payment method. For all methods except single-sum and transfer to a TIAA pay-out contract, the


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     death  benefit  will be the  consideration  for a CREF  individual  pay-out certificate providing for the method of payment chosen.

          A beneficiary may not begin to receive the death benefit under the one-life unit-annuity method after he or she attains age 90. If you die before your annuity starting date and have chosen the one-life unit-annuity method for a beneficiary who has attained age 90, he or she must choose another method. Your beneficiary can transfer all or part of your accumulation to TIAA in order to receive that portion of the death benefit under a method of payment offered by TIAA. Such transfer can be for all of an accumulation or for any part thereof not less than $1,000. Any choice of method or change of such choice must be made by written notice to CREF, as explained in section 58. The right to elect a method or change such election may be limited in accordance with section 64.

          The death benefit must be applied under a chosen method of payment within one year of the date of your death; otherwise, payments will be made to your beneficiary beginning no later than the first anniversary of your date of death, under the "Fixed-period unit- annuity" method for a period of 5 years with payments made annually. The following are the methods of payment from which you may choose.

          SINGLE-SUM PAYMENT. The death benefit will be paid to your beneficiary in one sum.

          ONE-LIFE UNIT-ANNUITY. A payment will be made to your beneficiary each month for life. A guaranteed period of 10, 15 or 20 years may be included. If a guaranteed period isn't included, all payments will cease at the death of your beneficiary. If a guaranteed period is included and your beneficiary dies before the end of that period, monthly payments will continue until the end of that period and then cease, as explained in section 40.

          FIXED-PERIOD UNIT-ANNUITY. A payment will be made to your beneficiary each month for a fixed period of not less than 5 nor more than 30 years, as chosen. At the end of the period chosen, the entire death benefit will have been paid out. If your beneficiary dies before the end of the period chosen, the monthly payments will continue until the end of that period and then cease, as explained in section 40.

          MINIMUM DISTRIBUTION ANNUITY. This method of payment enables your beneficiary to limit his or her distributions to the minimum distribution requirements of federal tax law. Payments are made from your accumulation in each year that a distribution is required, until your accumulation is entirely paid out or until your beneficiary dies. This option may not provide income for your beneficiary that lasts for his or her entire lifetime. If your beneficiary dies before the entire accumulation has been paid out, the remaining accumulation will be paid in one sum to the payee named to receive it. The value of the death benefit placed under this method must be at least $10,000.

          If any method chosen would result in an initial payment of less than $100 a month, CREF will have the right to require a change in choice that will result in an initial payment of not less than $100.

39. The NUMBER OF ANNUITY UNITS PAYABLE TO A BENEFICIARY from each account under each income change method will be determined as of the date the unit-annuity begins, in accordance with the Rules of the Fund, on the basis of:


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          A)   the value of your  accumulation  units in that account under your certificate;

          B)   the method of payment chosen for the death benefit;

          C) if the method chosen is the one-life unit-annuity, the age of your beneficiary; and

          D) the value of that account's annuity unit for the income change method selected.

          The number of annuity units payable from an account will change to reflect any internal transfers or switches a beneficiary elects as described in the Rules of the Fund.

40. PAYMENTS AFTER THE DEATH OF A BENEFICIARY. Any periodic payments or other amounts remaining due after the death of your beneficiary during a guaranteed or fixed period will be paid to the payee named by you or your beneficiary to receive them, by written notice to CREF as explained in section 58. The commuted value of these payments may be paid in one sum unless we are directed otherwise.

          If no payee has been named to receive these payments, or if no one so named is living at the death of your beneficiary, the commuted value will be paid in one sum to your beneficiary's estate.

          If a payee receiving these payments dies before the end of the guaranteed or fixed period, the commuted value of any payments still due that person will be paid to any other payee named to receive it. If no one has been so named, the commuted value will be paid to the estate of the last payee who was receiving these payments.

          If your beneficiary dies while any part of the death benefit is held by CREF under the minimum distribution annuity, that amount will be paid in one sum to the payee you or your beneficiary have named to receive it. If no such person survives your beneficiary, the death benefit will be paid in one sum to your beneficiary's estate.

41. INTERNAL TRANSFERS AND SWITCHES AVAILABLE TO A BENEFICIARY. If your beneficiary is receiving unit-annuity income under this certificate from a death benefit method, he or she will have the same opportunity to transfer or switch as you would have under an income option, as described in section 35.


                           PART F: INTERNAL TRANSFERS

42. INTERNAL TRANSFERS. You may transfer all or part of your accumulation units from a CREF account under your certificate to purchase accumulation units in one of the other CREF accounts under your certificate, or to your companion TIAA certificate. If you have an accumulation in your companion TIAA certificate, you may transfer from that certificate to this certificate. You may transfer your entire accumulation in a CREF account, or any part thereof not less than $1,000. Any internal transfer to or from TIAA is subject to the terms of your companion TIAA certificate. CREF reserves the right to limit internal transfers from each account to not more than one in a calendar quarter.

          Your right to transfer to an account other than the CREF Stock Account or the CREF Money Market Account may be limited under the terms of your Keogh plan.

          An internal transfer will be effective as of the end of the business day in which we receive, in a form acceptable to CREF, your request for an internal transfer. You may defer the effective date of the internal transfer until any valuation day following the date on which


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     we receive your  request.  CREF will  determine all values as of the end of the effective date. You can't revoke a request for an internal transfer after its effective date.

43. SYSTEMATIC TRANSFERS. You may elect to have transfers made on a systematic basis. Systematic transfers may be made semi-monthly, monthly, quarterly, semi-annually or annually. Semi-monthly transfers are made twice a month, with the second payment scheduled 14 days after the first payment. You choose which day the transfer will be made, except that if the date of a scheduled transfer is not a business day, the transfer will be made on the preceding business day. Transfers will continue until you tell us to stop or your accumulation in the selected account is insufficient to support the transfer. Systematic transfers are subject to all the provisions described above for transfers, except that a reduced minimum amount of $100 applies.

44. CREDITING INTERNAL TRANSFERS. Internal transfers to a CREF account purchase accumulation units as of the end of the effective date of the internal transfer, in accordance with the Rules of the Fund.

45. INTERNAL TRANSFER TO BEGIN INCOME FROM TIAA. You may transfer all or part of your accumulation units from a CREF account under your certificate to TIAA to purchase a guaranteed lifetime annuity income with benefits beginning immediately. Such transfers may be made at any time on or before your annuity starting date. The guaranteed benefit for the TIAA certificate will be determined on whichever of these bases produces the largest guaranteed payments:

     A)   (1)  interest  at the  effective  annual  rate  of 2%;

          (2) mortality according to the Annuity 2000 mortality table (TIAA Merged Gender Mod A), with ages set back one year for each completed year between January 1, 1997 and the effective date of the internal transfer; and

          (3)  a charge of 3.5% for expenses and contingencies;

     B) the basis applicable to internal transfers to the Traditional Annuity under your companion TIAA certificate on the effective date of the internal transfer; or

     C) the interest rate, mortality table, and charge for contingencies and expenses in use for any individual single premium immediate annuities being offered by TIAA when the payments start.


                            PART G: LUMP-SUM BENEFITS

46. AVAILABILITY OF THE LUMP-SUM BENEFIT. You may, subject to the terms of your Keogh plan and the limits described below, withdraw as a lump-sum benefit all or part of a specified account's accumulation units. CREF reserves the right to limit lump-sum benefits from each account to not more than one per calendar quarter. If you choose the lump-sum benefit, we will pay your accumulation, or any part thereof not less than $1,000.


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          If you are  married,  your  right to  receive a  lump-sum  benefit  is subject to the rights of your spouse as described in part H.

          Your Keogh plan may restrict distributions before age 59 1/2, as described in section 64.

47. EFFECTIVE DATE OF A LUMP-SUM BENEFIT. Any choice of lump-sum benefit must be made by written notice to CREF on or before the day your income benefits begin, as explained in section 58. A lump-sum benefit will be effective as of the business day on which we receive, in a form acceptable to CREF:

          A)   your request for a lump-sum benefit; and

          B)   a waiver of spouse's rights or proof that you are not married.

          You may choose to defer the effective date of the lump-sum benefit until any valuation day following the date on which we receive the above requirements. CREF will determine all values as of the end of the effective date in accordance with the Rules of the Fund. You can't revoke a request for a lump-sum benefit after its effective date.

48.  PAYMENT OF THE LUMP-SUM BENEFIT. A lump-sum benefit may be paid:

          A)   to you as a cash withdrawal;

          B) to another funding vehicle as a direct transfer under federal tax law; or

          C) to a CREF IRA certificate, or to another funding vehicle whether or not it is offered by CREF or TIAA, as a tax-free rollover, as described in section 59.

49. SYSTEMATIC WITHDRAWALS. You may elect to have lump-sum benefits made on a systematic basis. Systematic withdrawals may be made semi-monthly, monthly, quarterly, semi- annually or annually. Semi-monthly withdrawals are made twice a month, with the second payment scheduled 14 days after the first payment. You choose which day the lump-sum benefit will be paid, except that if the date of a scheduled lump-sum benefit is not a business day, it will be paid on the preceding business day. Withdrawals will continue until you tell us to stop or the portion of your accumulation available for withdrawal in the selected account is insufficient to support the benefit. Systematic withdrawals are subject to all the provisions described above for lump-sum benefits, except that a reduced minimum amount of $100 applies.


                       PART H: SPOUSE'S RIGHTS TO BENEFITS

50. SPOUSE'S RIGHTS TO BENEFITS. If you are married, your rights to choose certain benefits are restricted by the rights of your spouse to benefits, as follows:

          SPOUSE'S SURVIVOR RETIREMENT BENEFIT. If you are married on your annuity starting date, your income benefit must be paid under a two-life unit-annuity with your spouse as second participant.


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          SPOUSE'S  SURVIVOR  DEATH  BENEFIT.  If you die  before  your  annuity starting date and your spouse survives you, the payment of the death benefit to your named beneficiary is subject to your spouse's right to receive a death benefit of one-half of any part of your accumulation attributable to contributions made under a plan subject to ERISA.

          Your spouse may consent to a waiver of his or her rights to these benefits, as explained in section 51.

51. WAIVER OF SPOUSE'S RIGHTS. Your spouse must consent to a waiver of his or her rights to survivor benefits before you can choose:

          A) an income option other than a two-life unit-annuity with your spouse as second participant;

          B) beneficiaries who are not your spouse for more than half of the death benefit; or

          C)   a lump-sum benefit.

          In order to waive the rights to spousal survivor benefits, if you are married, we must receive, in a form satisfactory to CREF, your spouse's written consent, or satisfactory verification that your spouse cannot be located. A waiver of rights with respect to an income option or a lump-sum benefit must be made in accordance with the IRC and ERISA. A waiver of the survivor death benefit may not be effective if it is made prior to the plan year in which you reach age 35, or, if earlier, your separation from service of your employer.

          Verification of your marital status may be required, in a form satisfactory to CREF, for purposes of establishing your spouse's rights to benefits or a waiver of these rights. You may revoke a waiver of your spouse's rights to benefits at any time during your lifetime. Your spouse may not revoke a consent after the consent has been given.


                           PART I: GENERAL PROVISIONS

52. REPORT OF ACCUMULATION. At least once each year, we will provide you with a report for your certificate showing the value of your accumulation (death benefit).

53. NO ASSIGNMENT, TRANSFER OR LOANS. Neither you nor any other person may assign, pledge, or transfer ownership of this certificate or any benefits, nor transfer any of your duties under the terms of this certificate. Any such action will be void and of no effect. This certificate does not provide for loans.

54. PROTECTION AGAINST CLAIMS OF CREDITORS. The benefits and rights accruing to you or any other person under this certificate are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

55. NON-FORFEITURE OF BENEFITS. Amounts payable under this certificate will not be less than the minimum required as of the date of issue by any applicable statute of the state or other


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     jurisdiction in which this certificate is issued. Your accumulation and any benefits purchased cannot be forfeited under this certificate.

56. VESTING. Subject to your Keogh plan, the right to receive and exercise every benefit, option, right and privilege conferred by this certificate may not be immediately vested in you. Your right to receive and exercise such benefits, options, rights and privileges will commence on your vesting date as determined in accordance with your Keogh plan.

57. CREF'S RIGHT TO STOP OFFERING AN ACCOUNT, UNIT-ANNUITIES FROM AN ACCOUNT, OR AN INCOME CHANGE METHOD FOR UNIT-ANNUITIES FROM AN ACCOUNT. CREF can delete or stop providing unit-annuities in any account, including any future accounts, except the Stock Account and the Money Market Account. CREF can also stop providing unit-annuities payable under either the annual or monthly income change method from any current or future CREF account.

          If you have accumulation units in an account that is deleted, you must transfer them to another CREF account. If you do not make a choice, CREF will transfer your accumulation units to the CREF Money Market Account, where you can leave them or subsequently transfer them in accordance with transfer provisions then applicable.

          If you have annuity units payable from an account that is deleted or in which CREF stops providing unit-annuities, you must transfer them to another CREF account that maintains annuity units or to TIAA in accordance with the provisions of part F. If you do not make a choice, CREF will transfer your annuity units to the CREF Money Market Account, where you can leave them or subsequently transfer them in accordance with transfer provisions then applicable.

          If you have annuity units payable under an income change method from an account and CREF stops providing that income change method, you must:

          A) switch those annuity units to the other income change method in the same account;

          B) transfer them to another CREF account then offering the same income change method; or

          C)   transfer them to TIAA in accordance  with the  provisions of part
               F.

     If you do not tell us to transfer or switch your annuity units, we will switch them to the other income change method in the same account.

          All elections and choices made in connection with an income option or method of payment of the death benefit and in effect as of the date of transfer will remain in effect. The number of annuity units in the account to which the unit-annuity is transferred will be determined in accordance with the Rules of the Fund.

58. PROCEDURE FOR ELECTIONS AND CHANGES. You (or your beneficiaries after your death) have to make any choice or changes available under your certificate in a form acceptable to CREF at our home office in New York, NY. If you (or your beneficiaries after your death) send us a notice changing your beneficiaries or other persons named to receive payments, it will take effect as of the date it was signed even if you (or any other signer) then die before the notice actually reaches CREF. Any other notice will take effect as of the date CREF receives it. If CREF takes any action in good faith before receiving the notice, we won't be subject to liability even if our acts were contrary to what you told us in the notice.


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CG1350                                                                   Page 19
CREF Keogh                                                            Ed. 7-1999

                       YOUR CREF KEOGH GROUP RETIREMENT UNIT-ANNUITY CERTIFICATE
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59.  RIGHT TO A  TAX-FREE  ROLLOVER.  If you or your  surviving  spouse (or your spouse or former spouse as an alternate payee under a qualified domestic relations order) receive a distribution from your certificate which qualifies as an eligible rollover distribution under IRC section 402(c)(4), any portion of it may be paid as a direct rollover to an eligible retirement plan. An eligible retirement plan is:

          A)   an  individual  retirement  account or annuity  described  in IRC section 408;

          B)   if your  contract is part of a qualified  plan  described  in IRC section 401(a) or 403(a), another plan qualified under Section 401(a) or 403(a) that accepts the eligible rollover distribution.

          An eligible retirement plan for a surviving spouse is only an individual retirement account or annuity described in IRC section 408.

60. PAYMENT TO AN ESTATE, TRUSTEE, ETC. CREF reserves the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee or other entity that isn't a natural person. CREF won't be responsible for the acts or neglects of any executor, trustee, guardian, or other third party receiving payments under your certificate.

          If you designate a trustee of a trust as beneficiary, CREF is not obliged to inquire into the terms of the underlying trust or any will.

          If death benefits become payable to the designated trustee of a testamentary trust, but:

          A) no qualified trustee makes claim for the benefits within nine months after your death; or

          B) evidence satisfactory to CREF is presented at any time within such nine-month period that no trustee can qualify to receive the benefits due,

     payment will be made to the successor beneficiaries, if any are designated and survive you; otherwise payment will be made to the executors or administrators of your estate.

          If benefits become payable to an inter-vivos trustee, but the trust is not in effect or there is no qualified trustee, payment will be made to the successor beneficiaries, if any are designated and survive you; otherwise payment will be made to the executors or administrators of your estate.

          Payment  to  any  trustee,   successor   beneficiary,   executor,   or
     administrator, as provided for above, shall fully satisfy CREF's payment obligations under this certificate to the extent of such payment.

61. SERVICE OF PROCESS UPON CREF. We will accept service of process in any action or suit against us on this certificate in any court of competent jurisdiction in the United States or Puerto Rico provided such process is properly made. We will also accept such process sent to us by registered mail if the plaintiff is a resident of the jurisdiction in which the action or suit is brought. This section does not waive any of our rights, including the right to remove such action or suit to another court.

62. BENEFITS BASED ON INCORRECT DATA. If the amount of benefits is determined by data as to a person's age or any other factor that is incorrect, benefits will be recalculated on the basis


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CG1350                                                                   Page 20
CREF Keogh                                                            Ed. 7-1999

                       YOUR CREF KEOGH GROUP RETIREMENT UNIT-ANNUITY CERTIFICATE
--------------------------------------------------------------------------------


     of the correct data. If any overpayments or underpayments have been made by CREF, adjustments will be made in accordance with the Rules of the Fund.

63. PROOF OF SURVIVAL. CREF reserves the right to require satisfactory proof that anyone named to receive benefits under the terms of your certificate is alive on the date any benefit payment is due. If this proof is not received after it has been requested in writing, CREF will have the right to make reduced payments or to withhold payments entirely until such proof is received. If under a two-life unit-annuity CREF has overpaid benefits because of a death of which we were not notified, subsequent payments will be reduced or withheld until the amount of the overpayment, plus compound interest at the effective rate of 6% per year, has been recovered.

64. COMPLIANCE WITH THE TERMS OF YOUR KEOGH PLAN, AND THE LAWS AND REGULATIONS. CREF will administer your certificate to comply with the restrictions of all laws and regulations pertaining to the terms and conditions of your certificate. You cannot elect any benefit or exercise any right under your certificate if the election of that benefit or exercise of that right is prohibited under an applicable state or federal law or regulation.

          The choice of income option, annuity starting date, beneficiary or second participant, method of payment of the death benefit, and the availability of lump-sum benefits and internal transfers as set forth in this certificate are subject to the applicable restrictions, distribution requirements, and incidental benefit requirements of ERISA and the IRC, and any rulings and regulations issued under ERISA and the IRC.

          Distributions from your certificate are subject to the restrictions of your Keogh plan.

65. CORRESPONDENCE AND REQUESTS FOR BENEFITS. No notice, application, form, or request for benefits will be deemed to be received by us unless it is received at our home office. All benefits are payable at our home office. If you have any questions about the contract, your certificate, or our service, or if you need help to resolve a problem, you can contact us at the address or phone number below.

                                      CREF
                                730 Third Avenue
                             New York, NY 10017-3206
                             Telephone: 800 842-2733


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CG1350                                                                   Page 21
CREF Keogh                                                            Ed. 7-1999